AMENDED AND RESTATED BY-LAWS
OF
SSGA Master Trust
ARTICLE I
OFFICES

Section 1.  PRINCIPAL EXECUTIVE OFFICE, The
Board shall fix and, from time to time, may change the location of the principal executive office of Trust at any place within or outside the Commonwealth of Massachusetts.

Section 2.  MASSACHUSETTS OFFICE. The
Board shall establish a registered office in the Commonwealth of Massachusetts and shall appoint as the Trust's registered agent for service of process in the Commonwealth of Massachusetts an individual resident of the Commonwealth of Massachusetts or a Massachusetts corporation or a corporation authorized to transact business in the Commonwealth of Massachusetts; in each ease the business office of such registered agent for service of process shall be identical with the registered
Massachusetts office of the Trust.

Section 3.  OTHER OFFICES. The Board may at any
time establish branch or subordinate offices at any place or places where the Trust intends to do business.

Section 4.  FOREIGN QUALIFICATION.  The
officers of the Trust shall cause the Trust to file any documentation necessary or required in order for the Trust to qualify to do business in any foreign jurisdiction.
ARTICLE II
MEETINGS OF INTERESTHOLDERS


	Section 1.  VOTING POWERS.  The
Interestholders shall have no power or right to vote on any matter (including the creation, operation, dissolution, or termination of the Trust or any Series or Class of Interests thereof) except matters on which a vote of Interests is specifically required by or expressly granted under the proxy rules under Securities Exchange Act of 1934, the 1940 Act, the law of the Commonwealth of Massachusetts applicable to business trusts, or resolution or authorization of the Board. To the extent that the proxy rules under the Securities Exchange Act of 1934, the 1940 Act or Massachusetts law is amended, modified or interpreted by rule, regulation, order, no-action letter or a court of law to eliminate or limit
Interestholders? right to vote on any specific matter, the Interestholders? right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Board or the Interestholders.

	Interestholders have the right to call special meetings and vote to elect or remove Trustees but only if and to the extent that the Commission staff takes the position by rule, interpretive or other public release, or by no-action letter, that Section 16(c) of the 1940 Act gives them such right.

	On any matter that requires Interestholder approval under the 1940 Act, whether Interestholders are required to vote by Series or Class shall be determined by the Trustees in accordance with the express requirements of the 1940 Act. On other matters submitted to a vote of the Interestholders in the discretion of the Trustees, or for which the 1940
Act does not expressly specify the voting procedure, all Interests shall be voted, as the case may be: (i) in the aggregate on a Trust-wide basis; (ii) by Series;
and/or (iii) by Class, as determined by the Trustees.
Each whole Interest shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Interest shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Until Interests of a Series are issued, as to that Series, the Trustees may exercise all rights of Interestholders and may take any action required or permitted to be taken by Interestholders by law or this Declaration of Trust.

	Section 2.  VOTING POWER AND
MEETINGS. The Trust may, but shall not be required to, hold annual meetings of Interestholders of the Trust or any Series or Class of Interests thereof.
The Trust may hold special meetings of
Interestholders of the Trust or any Series or Class of Interests thereof as may be required by law or otherwise authorized by the Board.

	Section 3.  PLACE OF MEETING. A meeting
of Interestholders shall be held at any place within or without the Commonwealth of Massachusetts, or through electronic means, and on such day and at such time as the Board or an officer of the Trust shall designate. In the absence of any such designation, an Interestholders? meeting shall be held at the principal office of the Trust at the time of such meeting.

	Section 4.  CALL OF MEETING. A meeting
of the Interestholders may be called at any time by the Board or an officer of the Trust authorized to do so by the Board.

	Section 5.  NOTICE OF
INTERESTHOLDERS' MEETING. All notices of meetings of Interestholders shall be sent or otherwise given in accordance with Section 4 of this
Article II not less than seven (7) nor more than one-hundred and twenty (120) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election.

	Section 6.  MANNER OF GIVING NOTICE:
AFFIDAVIT OF NOTICE. Notice of any meeting of Interestholders shall be given either personally or by first-class mail or telegraphic or other written communication, or by electronic mail, telefacsimile, internet or other electronic medium, charges prepaid, addressed to the Interestholder at the address of that Interestholder appearing on the books of the Trust or its transfer agent or given by the Interestholder to the Trust for the purpose of notice.
If no such address appears on the Trust's books or is given, notice shall be deemed to have been given if sent to that Interestholder by first-class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

	If any notice addressed to an Interestholder at the address of that Interestholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Interestholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the Interestholder on written demand of the Interestholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.

	An affidavit of the mailing or other means of giving any notice of any Interestholders? meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

	Section 7.   ADJOURNED MEETING;
NOTICE. Any Interestholders? meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the interests represented at that meeting, either in person or by proxy.

	When any meeting of Interestholders is
adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Board shall set a new record date. Notice of any such adjourned meeting shall be given to each Interestholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

	Section 8.   VOTING. The Interestholders
entitled to vote at any meeting of Interestholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The Interestholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Interestholder before the voting has begun.
On any matter other than elections of Trustees, any Interestholder may vote part of the interests in favor of the proposal and either refrain from voting the remaining interests or vote them against the proposal, but if the Interestholder fails to specify the number of interests which the Interestholder is voting affirmatively, it will be conclusively presumed that the Interestholders? approving vote is with respect to the total interests that the Interestholder is entitled to vote on such proposal. Voting may be accomplished through electronic mail, telefacsimile, internet or other electronic medium

	Section 9.  QUORUM AND REQUIRED
VOTE. Except when a larger quorum is required by applicable law or by the Declaration of Trust, the presence (in person or by proxy) of thirty-three and one-third percent (33 1/3%) of the Interests entitled to vote shall constitute a quorum at a Interestholders?
meeting. When any one or more Series or Classes is to vote as a single Class separate from any other
Interests, thirty-three and one-third percent (33 1/3%) of the Interests of each such Series or Classes entitled to vote shall constitute a quorum at a Interestholders?
meeting of that Series or Class. Any meeting of Interestholders may be adjourned consistent with the provisions of Section 5 above, whether or not a quorum is present.

	When a quorum is present at any meeting, the vote of a majority of the Interests present in person or represented by proxy and entitled to vote on the matter at the meeting shall decide such matter, and the affirmative vote of a plurality of the Interests present in person or represented by proxy and entitled to vote for the election of any Trustee or Trustees shall elect such Trustee or Trustees, except when a different vote is required by any provision of this Declaration of Trust, or by the 1940 Act or other applicable law.

	Section 10.  ABSTENTIONS AND BROKER
NON-VOTES. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present. Abstentions and broker non-votes will be treated as votes present at a Interestholders? meeting, but will not be treated as votes cast. Abstentions and broker non-votes, therefore, will have no effect on proposals which require a plurality or majority of votes cast for approval, but will have the same effect as a vote
?against? proposals requiring any percentage of the outstanding voting securities of the Trust for approval.

	Section 11.  WAIVER OF NOTICE BY
CONSENT OF ABSENT INTERESTHOLDERS.
The transactions of the meeting of Interestholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Interestholders.

	Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

	Section 12.  INTERESTHOLDER ACTION
BY WRITTEN CONSENT WITHOUT A
MEETING. Any action which may be taken at any meeting of Interestholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding interests having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all interests entitled to vote on that action were present and voted. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records, Any Interestholder giving a written consent or the Interestholder's proxy holders or a transferee of the interests or a personal representative of the Interestholder or their respective
Proxy holders may revoke the consent by a writing received by the Secretary of the Trust before written consents of the number of interests required to authorize the proposed action have been filed with the Secretary.

	If the consents of all Interestholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Interestholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Interestholders without a meeting. This notice shall be given in the manner specified in Section 4 of this
Article II. In the case of approval of (i) contracts or transactions in which a Trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, or (iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

	Section 13.  RECORD DATE FOR
INTERESTHOLDER NOTICE, VOTING AND
GIVING
CONSENTS. For purposes of determining the Interestholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board may fix in advance a record date which shall not be more than one hundred and twenty
(120) days nor less than seven (7) days before the date of any such meeting as provided in the Declaration of Trust of the Trust.

If the Board does not so fix a record date:

1.	The record date for determining
Interestholders entitled to notice of or to vote at a meeting of Interestholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

2.	The record date for determining
Interestholders entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

	Section 14.  PROXIES.  Every Interestholder
entitled to vote on any matter at a meeting of Interestholders shall have the right to so vote either in person or by one or more agents authorized by a written proxy signed by the Interestholder (or the Interestholder?s attorney-in-fact) and filed with the Secretary of the Trust. A proxy shall be deemed signed if the Interestholder?s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic signature, or otherwise) by the Interestholder or the Interestholder?s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Interestholder (or the Interestholder?s attorney-in-fact) executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the Interestholder (or the Interestholder?s attorney-in-fact) executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted;
provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy. By authority of the Board, proxies may be solicited in the name of one or more Trustees or one or more officers of the Trust. Where any Interest is held jointly by several persons, any one of them may vote at any meeting of Interestholders in person or by proxy in respect of such Interest, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies disagree as to any vote to be cast, such vote shall not be received in respect of such Interest.

	A proxy purporting to be given by or on
behalf of a Interestholder of record on the record date for a meeting of Interestholders shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Interest is a minor or person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Interest, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.
The Trustees shall have the authority to make and modify from time to time regulations and procedures regarding the validity or proxies. In addition to signed proxies, such regulations or procedures may authorize facsimile, telephonic, Internet and other methods of appointing a proxy that are subject to such supervision by or under the direction of the Board as the Board shall determine.

	Section 15.  INSPECTORS OF ELECTION.
Before any meeting of Interestholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any Interestholder or a Interestholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more
Interestholders or proxies, the holders of a majority of interests or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be. appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and on the request of any Interestholder or a Interestholder's proxy shall, appoint a person to fill the vacancy.

These inspectors shall:

1.	Determine the number of interests outstanding
and the voting power of each, the interests
represented at the meeting, the existence of a
quorum and the authenticity, validity and
effect of proxies;
2.	Receive votes, ballots or consents;
3.	Hear and determine all challenges and
questions in any way arising in connection
with
the right to vote;
4.	Count and tabulate all votes or consents;
5.	Determine when the polls shall close;
6.	Determine the result; and
7.	Do any other acts that may be proper to
conduct the election or vote with fairness to all Interestholders.
ARTICLE III
TRUSTEES

	Section 1.  PLACE OF MEETINGS AND
MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust. With the exception of a meeting at which an Investment Management Agreement or Portfolio Advisory Agreement is approved by the Board, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

	Section 2.  REGULAR MEETINGS. Regular
meetings of the Board shall be held without call at such time as shall from time to time be fixed by the Board. Such regular meetings may be held without notice.

	Section 3.  SPECIAL MEETINGS. Special
meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Trustees.

	Notice of the time and place of special
meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail or telegram, charges prepaid, addressed to each Trustee at that Trustee's address as it is shown on the records of the Trust. In case the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or to the telegraph company or by express mail or similar service, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting.
Any oral notice given personally or by telephone may be communicated either to the Trustee or to a person at the office of the Trustee who the person giving the notice has reason to believe will promptly communicate it to the Trustee. The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

	Section 4.  QUORUM. A majority of the
authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article.
Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, subject to the provisions of the Declaration of Trust of the Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

	Section 5.  WAIVER OF NOTICE. Notice of
any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting.
All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting before or at its commencement the lack of notice to that Trustee.

	Section 6.   ADJOURNMENT. A majority
of the Trustees present, whether or not
constituting a quorum, may adjourn any meeting to another time and place.

	Section 7.  NOTICE OF ADJOURNMENT.
Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 7 of this
Article III to the Trustees who were present at the time of the adjournment.

	Section 8.  ACTION WITHOUT A
MEETING. With the exception of the approval of an Investment Management Agreement or Portfolio
Advisory Agreement, any action required or permitted to be taken by the Board may be taken without a meeting if a majority of the members of the Board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a majority vote of the Board. Such written consent or consents shall be filed with the minutes of the proceedings of the Board.

	Section 9.  FEES AND COMPENSATION
OF TRUSTEES. Trustees and members of
committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board. This Section shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

	Section 10.  DELEGATION OF POWER
TO OTHER TRUSTEES. Any Trustee may, by
power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration of Trust of the Trust except as otherwise expressly provided herein or by resolution of the Board. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee pursuant to such power of attorney shall be deemed to be present for purposes of establishing a quorum and satisfying the required majority vote.

ARTICLE IV
COMMITTEES OF TRUSTEES

	Section 1.  COMMITTEES.  The Board may
have a standing Audit Committee and Nominating
Committee (such committees together with any other committee created by the Board pursuant to Section 5 of this Article IV, each, a ?Committee? and collectively, the ?Committees?). The Board shall determine the number of members of each Committee and the quorum for each Committee, and shall appoint its members. Either the Board or the Committee may elect a chair. Each Committee member shall serve as such at the pleasure of the Board. Each Committee shall operate pursuant to a charter, which shall be approved by the Board.
Consistent with the requirements of applicable law, the Board may abolish any Committee at any time.
Each Committee shall maintain records of its meetings and report its actions to the full Board. The
Board may rescind any action of any Committee, but such rescission shall not have retroactive effect except as agreed by the Committee. The Board may delegate to any Committee any of its powers, subject to the express limitations of applicable law.

	Section 2.  AUDIT COMMITTEE.  Any
Audit Committee shall consist of two or more
Trustees and shall be composed entirely of Independent Trustees. The primary function of the Audit Committee is oversight of the Trust?s and the Series? accounting and financial reporting processes and practices. The Audit Committee charter may expand or clarify the responsibilities of the Audit
Committee.
	Section 3.  NOMINATING COMMITTEE.
Any Nominating Committee shall consist of two or more Trustees and shall be composed entirely of Independent Trustees. The Nominating Committee is primarily responsible for generally overseeing issues of nominating Trustees of the Trust. The Nominating
Committee charter may expand or clarify the responsibilities of the Nominating Committee.
	Section 4.  OTHER COMMITTEES OF
TRUSTEES. The Board may by resolution adopted by a majority of the Trustees then in office designate one or more additional Committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Board.
	Section 5.  ALTERNATE COMMITTEE
MEMBERS.  The Board may designate one or more
Trustees as alternate members of any Committee who may replace any absent member at any meeting of the Committee. Alternate Committee members shall be given notice of meetings of Committees and shall have the right to attend and fully participate in all meetings of Committees. When acting as an Alternate Committee member, the person shall have all powers, duties and responsibilities of, and be subject to all the restrictions imposed upon, the absent
Committee member.

	Section 6.  MEETINGS AND ACTION OF
COMMITTEES. Meetings and action of Committees shall be governed by and held and taken in accordance with the provisions of Article IV of this Declaration of Trust, with such changes in the context thereof as are necessary to substitute the Committee and its members for the Board and its members, except that the time of regular meetings of Committees may be determined either by resolution of the Board or by resolution of the Committee or the Board. Special meetings of Committees may also be called by resolution of the Committee or the Board.
The Board may adopt rules for the governance of any Committee not inconsistent with the provisions of this Declaration of Trust. The Committee also may adopt rules for the governance of the Committee not inconsistent with the provisions of this Declaration of Trust, subject to approval by the Board.

	Section 7.  NON-BOARD COMMITTEES.
The Board may by resolution designate one or more committees comprised of one or fewer Trustee members and one or more non-Trustee members
(including but not limited to officers of the Trust, third-party experts, advisors or consultants, and officers and employees of service providers to the Trust or a Series) to serve at the pleasure of the Board.

	Section 8.  EXPERTS, ADVISORS,
CONSULTANTS, COUNSEL.  The Board may
authorize any Committee or non-Board committee to engage from time to time those experts, advisors, consultants, counsel or other parties that such Committee or non-Board committee may deem necessary or appropriate.

ARTICLE V
OFFICERS

	Section 1.  OFFICERS. The officers of the
Trust shall be a President, a Secretary, and a Treasurer, a Chief Compliance Officer and an Anti-
Money Laundering Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have, at the discretion of the Board, one or more Vice
Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Deputy
Treasurers, and such other officers as may be appointed in accordance with the provisions of Section
3 of this Article V. Any number of offices may be held by the same person.

	Section 2.  ELECTION OF OFFICERS. The
officers of the Trust, except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article V, shall be chosen by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

	Section 3.  SUBORDINATE OFFICERS. The
Board may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Board may from time to time determine.

	Section 4.  REMOVAL AND RESIGNATION
OF OFFICERS. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Board.

	Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

	Section 5.  VACANCIES IN OFFICES. A
vacancy in any office because of death,
resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-
Laws for regular appointment to that office. The
President may make temporary appointments to a vacant office pending action by the Board.

	Section 6.  PRESIDENT. Subject to such
supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such a Chairman, the President shall be the chief executive officer and principal executive officer of the Trust and shall, subject to the control of the Board and the Chairman, have general supervision, direction and control of the business and the officers of the Trust.
He or she shall preside at all meetings of the Interestholders and in the absence of the Chairman of the Board or if there be none, at all meetings of the Board. He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

	Section 7.  VICE PRESIDENTS. In the
absence or disability of the President, the Vice
Presidents, if any, in order of their rank as fixed by the Board or if not ranked, the Executive Vice
President (who shall be considered first ranked) and such other Vice Presidents as shall be designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The
Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or the President or the Chairman of the Board or by these By-Laws.

	Section 8.  SECRETARY. The Secretary
shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Board may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Interestholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of interests present or represented at Interestholders, meetings, and the proceedings.

	The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, an interest register or a duplicate interest register showing the names of all Interestholders and their addresses, the number and classes of interests held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

	The Secretary shall give or cause to be given notice of all meetings of the Interestholders and of the Board required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board or by these By-Laws.

	Section 9.  TREASURER. The Treasurer
shall be the chief financial officer, principal accounting officer and principal financial officer of the Trust. He or she shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Trust.

      The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Trust as may be ordered by the Board, and he or she shall render to the Trustees and the President, whenever any of them require it, an account of all of his or her transactions as Treasurer and of the financial condition of the Trust; and he or she shall perform such other duties and have such other powers as the Trustees or the President may from time to time prescribe.

	Section 9.1. DEPUTY TREASURER. The
Deputy Treasurer, or, if there shall be more than one, the Deputy Treasurers as determined by the Trustees, President or Treasurer, shall, in the absence or disability of the Treasurer or at the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Trustees, or the President, may from time to time prescribe.

	Section 9.2. ASSISTANT TREASURERS. The
Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers shall perform certain duties of the Treasurer which the Trustees, President, Treasurer or
Deputy Treasurer, may from time to time prescribe, including, but not limited to, acting as an authorized signer of the Trust.

	Section 10.  CHIEF COMPLIANCE
OFFICER. The Chief Compliance Officer (the
"CCO") shall perform the functions of the Trust's chief compliance officer as described in Rule 38a-1 under the 1940 Act. The CCO shall have primary responsibility for administering the Trust's compliance policies and procedures adopted pursuant to Rule 38a-1 (the "Compliance
Program") and reviewing the Compliance Program, in the manner specified in Rule 38a-1, at least annually, or as may be required by Rule 38a-1, as may be amended from time to time. The CCO shall report directly to the Board regarding the Compliance
Program.

	Section 11.  ANTI-MONEY LAUNDERING
COMPLIANCE OFFICER.. The Anti-Money
Laundering Compliance Officer (the "AML
Compliance Officer") shall perform the functions of the Trust's anti-money laundering compliance officer as described in the Trust's Anti-Money Laundering
Policies and Procedures (the "AML Policy"). The
AML Compliance Officer shall be responsible for the oversight of the AML Policy.

	Section 12.  CHIEF LEGAL OFFICER. The
Chief Legal Officer shall be the individual designated by the Board to have the duties of a chief legal officer outlined in Part 205, Title 17, Section 205.1 of the
Code of Federal Regulations.

	Section 13.  AUTHORITY TO ACT.  Subject
to the supervision and oversight of the Board, the officers of the Trust are delegated the authority to act on behalf of the Trust consistent with the parameters and powers of their position as outlined and ceded in this Declaration of Trust or otherwise provided for by the Board, including to prepare, negotiate, deliver and execute documents, agreements, plans, registration statements, any and all applications for exemptive orders, and any amendments or supplements thereto, that the officers or any of them believe, with advice of counsel, are necessary or desirable for the Trust.
ARTICLE VI
RECORDS AND REPORTS

	Section 1.  MAINTENANCE AND
INSPECTION OF INTEREST REGISTER. The
Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board, a record of its Interestholders, giving the names and addresses of all Interestholders and the number and series of interests held by each Interestholder.

	Section 2.  MAINTENANCE AND
INSPECTION OF BY-LAWS. The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Interestholders at all reasonable times during office hours.

	Section 3.  MAINTENANCE AND
INSPECTION OF OTHER RECORDS. The
accounting books and records and minutes of proceedings of the Interestholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Interestholder at any reasonable time during usual business hours for a purpose reasonably related to the interestholder's interests as a Interestholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

	Section 4.  INSPECTION BY TRUSTEES,
Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

	Section 5.  FINANCIAL STATEMENTS. A
copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Interestholder demanding an examination of any such statement or a copy shall be mailed to any such Interestholder.

	The quarterly income statements and
balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VII
AMENDMENTS

	Section 1. AMENDMENTS.  The Board may,
without any Interestholder vote, amend or otherwise
supplement these By-laws by making an amendment,
a trust instrument supplemental hereto or amended
and restated By-laws; provided that Interestholders
shall have the right to vote on any amendment if such
vote is expressly required under Massachusetts law
or the 1940 Act, or submitted to them by the Trustees
in their discretion.  All Interestholders purchase
Interests with notice that these By-laws may be so
amended.
	Section 2.   INCORPORATION BY
REFERENCE INTO DECLARATION OF TRUST OF
THE TRUST.   These By-Laws and any amendments
thereto shall be incorporated by reference to the Declaration of Trust of the Trust.

Adopted:  February 22, 2011
Amended:  August 26, 2015
Amended:  November 12, 2015
  Unless otherwise defined herein, the defined terms used in the Trust?s Declaration of Trust shall have the same meaning as in these By-laws.






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